Exhibit 99.1

Nielsen Announces Sale of Global Connect Business to Advent International for $2.7 Billion

11-01-2020

Advent, in partnership with former TransUnion CEO Jim Peck, will accelerate Nielsen Global Connect’s transformation and support its continued innovation in consumer and market measurement.

Nielsen to hold a conference call to discuss today’s announcements as well as its third quarter 2020 financial results at 8:00 a.m. U.S. Eastern Time (ET) on Monday, November 2nd, 2020.

NEW YORK, and BOSTON, November 1, 2020 — Nielsen Holdings plc (“Nielsen”) (NYSE: NLSN) announced today that it has signed a definitive agreement under which affiliates of Advent International (“Advent”), one of the largest and most experienced global private equity investors, in partnership with James “Jim” Peck, former Chief Executive Officer of TransUnion, will acquire the Nielsen Global Connect business for $2.7 billion (subject to working capital, cash, debt-like items and other customary adjustments). Nielsen will also receive warrants in the new company exercisable in certain circumstances. Upon completion of the transaction, Nielsen Global Connect will be a private company with the flexibility to continue investing in the development and deployment of leading-edge measurement products and solutions. The transaction was unanimously approved by Nielsen’s Board of Directors.

“This is a win for both Nielsen Global Connect and for Nielsen (RemainCo), as well as for our shareholders,” said David Kenny, Chief Executive Officer, Nielsen. “The sale of this business to Advent will deliver substantial value sooner than was anticipated through the planned spin-off and creates certainty for all stakeholders. The proceeds from the sale will allow Nielsen to significantly reduce debt, which will provide greater financial flexibility to execute our growth strategy and expand our role in the global media marketplace. At the same time, we are excited about this opportunity for Nielsen Global Connect and believe that moving forward as a private company will better position the business to accelerate its transformation and strengthen its market-leading position. With the support of Advent’s resources and expertise, we believe the new company will create and define the next century of consumer and market measurement. We thank the entire Nielsen Global Connect team for their invaluable partnership and look forward to continuing a strong working relationship with them in the future.”

Kenny added, “All of the terrific work done by so many to pursue a spin-off will position both businesses to thrive as standalone companies and will allow us to execute a smooth transaction. We are grateful for all of this dedicated work.”

“Nielsen Global Connect is the gold standard in retail measurement, with exceptional insights and unrivaled scale and coverage of the global CPG and retail markets,” said Peck. “As customers face a rapidly evolving marketplace, we recognize that they have high expectations for Nielsen Global Connect to help them meet these new demands and to build on its existing core platform and other retail measurement capabilities. We intend to work with David Rawlinson and the talented management team to accelerate the delivery of new capabilities and to continue the transformation underway to build an innovative, high-performing culture acutely focused on delivering value to customers around the world.”

“Advent is thrilled to partner with Jim in driving this next phase of growth for Nielsen Global Connect,” said Chris Egan, Managing Partner at Advent. “Advent has invested in data and information services companies for nearly three decades, and earlier this year we teamed up with Jim to identify a compelling business in the sector where we can apply our combined experience and resources to create value. We see tremendous potential to build on Global Connect’s cutting-edge platform, drawing on our global footprint and operational strength to further scale the business and advance its leadership across established and emerging markets.”

David Rawlinson will remain CEO of Nielsen Global Connect through the close of the transaction and is expected to be part of the leadership team for the go-forward company. Upon close, Peck will be involved in the day-to-day strategic and operational activities of the company, which will be headquartered in Chicago, IL. In early 2021, the Global Connect business will be renamed NielsenIQ.

Nielsen will grant Nielsen Global Connect a license to brand its products and services with the “Nielsen” name and other Nielsen trademarks for 20 years following closing. Additionally, Nielsen and Advent will enter into agreements pursuant to which, among other things, Nielsen and Advent will provide certain transitional services to each other for periods of up to 24 months following closing, grant each other reciprocal licenses for certain data and corresponding services relating to that data for periods of up to five years following closing and grant each other licenses to use certain patents.

Background on Nielsen Global Connect and Transaction Details

Nielsen Global Connect provides consumer packaged goods manufacturers and retailers with actionable information and a complete picture of the complex and changing marketplace that brands need to innovate and grow their business. The company offers data and builds tools that use predictive models to turn market observations into business decisions and winning solutions. These data and insights provide the essential foundation that makes markets possible in the rapidly evolving world of commerce.

Nielsen plans to use net proceeds of the transaction primarily to reduce debt and for general corporate purposes. On a pro-forma basis for the transaction, Nielsen expects year-end 2020 net leverage to be under 4X. The transaction is subject to approval by Nielsen shareholders, regulatory approvals, consultation with the works council and other customary closing conditions; it is expected to close in the second quarter of 2021.

Advisors

J.P. Morgan Securities LLC and Guggenheim Securities, LLC are acting as financial advisors to Nielsen, and Wachtell, Lipton, Rosen & Katz, Clifford Chance LLP, DLA Piper, and Baker McKenzie are serving as legal advisors to Nielsen. Ropes & Gray LLP and Weil, Gotshal & Manges LLP are serving as legal counsel to Advent and BofA Securities is serving as lead financial advisor, with Deutsche Bank Securities Inc., RBC Capital Markets and UBS Investment Bank also advising. Financing for the transaction is being arranged and provided by Bank of America, UBS Investment Bank, Barclays, Deutsche Bank AG New York, HSBC, RBC Capital Markets, MUFG and Wells Fargo.

Conference Call and Webcast

Nielsen will hold a conference call to discuss today’s announcements as well as its third quarter 2020 financial results at 8:00 a.m. U.S. Eastern Time (ET) on Monday, November 2, 2020. This conference call will replace the previously announced conference call scheduled for Thursday, November 5, 2020. Interested parties are encouraged to listen to the webcast as wait times for the call may be longer than normal. The webcast can be found on Nielsen’s Investor Relations website at http://nielsen.com/investors. Within the United States, listeners can also access the call by dialing 1+833-502-0473. Callers outside the U.S. can dial 1+236-714-2183. Please note that the conference ID is required to access this call; the conference ID is 2671835.

A replay of the event will be available on Nielsen’s Investor Relations website, http://nielsen.com/investors, from 11:00 a.m. Eastern Time, November 2, 2020 until 11:59 p.m. Eastern Time, November 9, 2020. The replay can be accessed from within the United States by dialing +1-800-585-8367. Other callers can access the replay at +1-416-621-4642. The replay pass code is 2671835.

About Nielsen

Nielsen Holdings plc (NYSE: NLSN) is a global measurement and data analytics company that provides the most complete and trusted view available of consumers and markets worldwide. Nielsen is divided into two business units. Nielsen Global Media provides media and advertising industries with unbiased and reliable metrics that create a shared understanding of the industry required for markets to function. Nielsen Global Connect provides consumer packaged goods manufacturers and retailers with accurate, actionable information and insights and a complete picture of the complex and changing marketplace that companies need to innovate and grow. Our approach marries proprietary Nielsen data with other data sources to help clients around the world understand what’s happening now, what’s happening next, and how to best act on this knowledge. An S&P 500 company, Nielsen has operations in over 90 countries, covering more than 90% of the world’s population. For more information, visit www.nielsen.com.

From time to time, Nielsen may use its website and social media outlets as channels of distribution of material company information. Financial and other material information regarding the company is routinely posted and accessible on our website at http://www.nielsen.com/investors and our Twitter account at http://twitter.com/Nielsen.

About Advent International

Founded in 1984, Advent International is one of the largest and most experienced global private equity investors. The firm has invested in over 350 private equity transactions in 41 countries, and as of June 30, 2020, had $58.4 billion in assets under management. With 15 offices in 12 countries, Advent has established a globally integrated team of over 200 investment professionals across North America, Europe, Latin America and Asia. The firm focuses on investments in five core sectors, including business and financial services; health care; industrial; retail, consumer and leisure; and technology. After 35 years dedicated to international investing, Advent remains committed to partnering with management teams to deliver sustained revenue and earnings growth for its portfolio companies.

For more information, visit www.adventinternational.com or LinkedIn: www.linkedin.com/company/advent-international.

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed sale by Nielsen of its Global Connect business to an affiliate of Advent International Corporation (the “proposed transaction”), as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement entered into pursuant to the proposed transaction (the “Agreement”), the possibility that Nielsen shareholders may not approve the entry into the Agreement, the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to the disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees and other business relationships and on its operating results and business generally, the risk that the pending proposed transaction could distract management of Nielsen, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange

Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements speak only as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Nielsen’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Nielsen’s shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 85 Broad Street, New York, NY 10004, Attention: Corporate Secretary; telephone (646) 654-5000, or from Nielsen’s website, www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2020 annual meeting, which was filed with the SEC on April 1, 2020, and Nielsen’s Current Report on Form 8-K, which was filed with the SEC on April 30, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of this document and such other materials may be obtained as described in the preceding paragraph.

Contacts

Nielsen

Investor Relations: Sara Gubins, +1 646 654 8153, sara.gubins@nielsen.com

Media Relations: Fernanda Paredes, +1 917 291 1196, fernanda.paredes@nielsen.com

Advent International

Kerry Golds or Anna Epstein, Finsbury, Tel: +1 646 805 2000, Adventinternational-US@finsbury.com